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                                                              Exhibit 5.1


                                [Letterhead of]

                            CRAVATH, SWAINE & MOORE

                                                               September 6, 1996


                                    TW Inc.
                                    -------


Dear Sirs:

          We have acted as counsel for TW Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of shares of its Common Stock, par value $.01 per share (the "Common Stock"), and shares of its Preferred Stock, par value $.10 per share (the "Preferred Stock" and, together with the Common Stock, the "Shares"), which registration is to be effected pursuant to a Registration Statement on Form S-4 (the "Registration Statement") filed the same date as the date of this opinion.

          We have examined such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

          Based on such examination, we are of the opinion that the Company has the corporate power and authority under the General Corporation Law of the State of Delaware and under its Certificate of Incorporation and By-Laws to issue the Shares, that the Shares will be validly authorized shares of Common Stock or Preferred Stock, as applicable,
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and when issued and paid for, will be legally issued, fully paid and nonassessable.

          We hereby consent to be named in the Registration Statement, and in the prospectus which constitutes a part thereof, as the attorneys who will pass upon legal matters in connection with the sale of the Shares, and to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       /s/ Cravath, Swaine & Moore



TW Inc.
   75 Rockefeller Plaza
      New York, NY 10019